UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 1, 2022

WATER NOW, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	000-55825	81-1419236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 East Lamar Boulevard, Suite 600, Arlington, Texas		76006
(Address of Principal Executive Offices)		(Zip Code)

5000 South Freeway, Suite 110, Fort Worth, Texas 76115
(Former address)

Registrant’s telephone number, including area code: (817) 900-9184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to §13(a) of the Exchange Act. ☐

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Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On April 1, 2022, David King (“Mr. King”), the sole member and Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of Water Now, Inc. (the “Company”) entered into an executive transition agreement (the “Executive Transition Agreement”) with Gary Westerlage (“Mr. Westerlage”). Pursuant to the Executive Transition Agreement, among other matters, Mr. King agreed to resign from the Board and from his position as Chief Executive Officer of the Company. Other terms of the Executive Transition Agreement are described below. Pursuant to the Executive Transition Agreement, the Company entered into a separation and release agreement (the “Separation Agreement”, attached to the Executive Transition Agreement as Exhibit 3) with Mr. King. Pursuant to the Separation Agreement and pursuant to written resignation delivered to Mr. Westerlage on April 1, 2022, Mr. King resigned from his position as Chairman of the Board, his position as a member of the Board, and his position as Chief Executive Officer of the Company, effective April 1, 2022.

The material terms of the Executive Transition Agreement which includes the Separation Agreement and General Release Agreement (defined hereinafter) are summarized below, and these summaries are qualified in their entirety by the text of the Executive Transition Agreement, a copy of which is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

The Executive Transition Agreement

The following is a summary of the material terms of the Executive Transition Agreement as well as certain actions taken by the Board in connection with the parties’ entry into the Executive Transition Agreement.

Irrevocable Proxy

Pursuant to the Executive Transition Agreement, Mr. King entered into an irrevocable proxy agreement (the “Irrevocable Proxy”, attached to the Executive Transition Agreement as Exhibit 2) with Steve Grider (“Mr. Grider”), whereby Mr. King granted Mr. Grider an irrevocable proxy to vote all of Mr. King’s shares with respect to any and all matters concerning a shareholder vote.

Increase in Size of the Board of Directors

Pursuant to the Executive Transition Agreement, on April 1, 2022, Mr. King, acting on behalf of the Board, executed a unanimous written consent in lieu of a special meeting of the Board of Directors (the “Written Consent Appointing Westerlage”, attached to the Executive Transition Agreement as Exhibit 1). Pursuant to the Written Consent Appointing Westerlage, the Board increased the size of the Board to two (2) members and appointed Mr. Westerlage to the Board. Mr. King, acting on behalf of the Board, then appointed Mr. Westerlage as Chief Executive Officer. Pursuant to the Separation Agreement, Mr. King then tendered his resignation from his position as Chairman of the Board, his position as a member of the Board, and his position as Chief Executive Officer.

The Separation Agreement

On April 1, 2022 (the “Separation Date”), and pursuant to the Separation Agreement, Mr. King resigned from his position as Chairman of the Board, his position as a member of the Board, and his position as Chief Executive Officer, effectively immediately. The Company shall pay Mr. King for any earned compensation through the Separation Date. Within eighteen (18) months after the Separation Date, the Company will reimburse Mr. King up to $500,000 for outstanding loans he personally made to the Company. Mr. King also agreed to release any claims to reimbursement of principal and interest on any personal loans to the Company in excess of $500,000. Within one hundred twenty (120) days following the Separation Date, the Company will transfer title to three (3) work trucks to Mr. King. In addition, Mr. King executed a general release agreement (the “General Release Agreement”, attached as Exhibit A to the Separation Agreement), whereby Mr. King unconditionally released the Company from all claims and that Mr. King has or had against the Company, including claims related to Mr. King’s employment with the Company or separation from employment with the Company, excluding any rights granted under the Separation Agreement. Pursuant to the General Release Agreement, Mr. King further covenanted not to sue the Company in the future, and Mr. King will indemnify, and reimburse the expenses of, the Company on the terms set forth in the General Release Agreement.

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Section 5 – Registrant’s Business and Operations

Item 5.01	Changes in Control.

The information contained in Item 1.01(a) above is incorporated by reference herein in its entirety. Pursuant to the Irrevocable Proxy and as part of the consideration for Mr. Westerlage’s agreement to assume control of the Company, Mr. King granted Mr. Grider an irrevocable proxy to vote all of Mr. King’s shares with respect to any and all matters concerning a shareholder vote.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The information contained in Item 1.01(a) above is incorporated by reference herein in its entirety. Pursuant to the Separation Agreement, Mr. King has resigned from his position as Chairman of the Board, his position as a member of the Board, and his position as Chief Executive Officer as of April 1, 2022. Mr. King has agreed to customary general releases and waivers in favor of the Company and customary post-employment covenants with respect to confidential information of the Company.

(c) The information contained in Item 1.01(a) above is incorporated by reference herein in its entirety. Pursuant to the Written Consent Appointing Westerlage, Mr. King, acting on behalf of the Board, appointed Mr. Westerlage, age 59, to the Board and to serve as Chief Executive Officer. Pursuant to the unanimous written consent in lieu of a special meeting of the Board of Directors dated April 8, 2022 and attached hereto as Exhibit 99.2 (the “Written Consent Appointing Grider”), Mr. Westerlage appointed Mr. Grider, age 65, to the Board and to serve as Chief Operating Officer.

Prior to his appointment to the Board and to the position of Chief Executive Officer of the Company, Mr. Westerlage worked as a Consultant and General Manager at ACE Aerostructures DFW since June of 2019. Prior to his time at ACE Aerostructures DFW, Mr. Westerlage worked as a General Manager of Production Engineering at Bell Textron Inc. from July of 2015 to June 2018. Neither of Mr. Westerlage’s former places of employment during the previous five (5) years are a parent of, a subsidiary of, or affiliated with the Company. Mr. Westerlage has over 30 years of leadership experience and increasing responsibility in leading large, diverse organizations in the field of aerospace manufacturing and operations. His skillset includes strategic planning, forecasting, critical thinking, process management and operations execution.

Prior to his appointment to the Board and to the position of Chief Operating Officer of the Company, Mr. Grider worked as a custom home builder with Steve Grider Custom Homes LLC and as a real estate developer with SWG Development LLC. Neither of Mr. Grider’s places of employment during the previous five (5) years are a parent of, a subsidiary of, or affiliated with the Company. Mr. Grider has a wide array of professional experience that can be utilized with the Company, including banking, accounting, financial planning, and heavy equipment company management.

(d) The information contained in Item 1.01(a) above is incorporated by reference herein in its entirety. In addition, Mr. Westerlage, acting in his capacity as the sole member of the Board, has appointed Mr. Grider to fill the open spot on the Board pursuant to the Written Consent Appointing Grider. Furthermore, Mr. Westerlage, acting in his capacity as a member of the Board, appointed Mr. Grider to serve as Chief Operating Officer pursuant to the Written Consent Appointing Grider. As a result of these changes, the Company’s Board currently has two (2) directors.

Section 8 – Other Events

Item 8.01	Other Events.

On July 11, 2022, the Company moved its headquarters to 2000 East Lamar Boulevard, Suite 600, Arlington, Texas 76006.

Section 9.01 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Executive Transition Agreement, effective as of April 1, 2022.
99.2	Written Consent Appointing Grider, effective as of April 8, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATER NOW, INC.

Date: July 13, 2022	By:	/s/ Gary Westerlage
Gary Westerlage
Chief Executive Officer